Exhibit 4.3

RESTRICTED ISSUANCE AGREEMENT

RESTRICTED ISSUANCE AGREEMENT, dated as of September 13, 2019 (the “Restricted Issuance Agreement”), among Talend S.A., a Société Anonyme organized under the laws of France, and its successors (the “Company”), JPMorgan Chase Bank, N.A., as depositary hereunder (the “Depositary”), and all Holders from time to time of restricted American Depositary Shares (“Restricted ADSs”) represented by restricted American Depositary Receipts, in book entry form (“Restricted ADRs”), issued hereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement dated as of July 28, 2016 (the “Unrestricted Deposit Agreement”), for the purposes set forth therein, the form of which was filed as an exhibit to a Form F-6 Registration Statement (File No. 333-12465), filed with the Securities and Exchange Commission (the “Commission”);

WHEREAS, on the date hereof, the Company issued and sold €125,000,000 aggregate principal amount of 1.75% Convertible Senior Notes Due 2024 (the “Convertible Notes”) pursuant to the Purchase Agreement, dated September 5, 2019 among the Company and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC (collectively, the “Purchasers”);

WHEREAS, the Convertible Notes are convertible into Restricted ADSs issued pursuant to this Restricted Issuance Agreement and/or American Depositary Shares (“ADSs”) issued pursuant to the Unrestricted Deposit Agreement;

WHEREAS, the Convertible Notes were issued and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 144A promulgated under the Securities Act;

WHEREAS, notwithstanding the provisions of the Unrestricted Deposit Agreement, in connection with the foregoing, the Company has requested that the Depositary accept one or more deposits of ordinary shares of the Company (“Shares”), which may be issued upon conversion of the Convertible Notes and which may not be freely transferred at the time of deposit in accordance with the Securities Act because such Shares constitute Restricted Securities (as such term is defined below) (such securities, “Limited Transfer Securities”), into a newly established restricted American Depositary Receipt program (the “Restricted Program”);

WHEREAS, the Company acknowledges that upon the conversion of any Convertible Notes, it will deliver the resulting Limited Transfer Securities to the Depositary on behalf of the holder of such Convertible Notes, and upon such delivery the Limited Transfer Securities will be deemed to have been deposited by such holder (the “Depositor”);

WHEREAS, the Company desires that, upon a deposit of such Limited Transfer Securities, Restricted ADSs evidenced by Restricted ADRs be issued to or upon the order of the Depositor upon compliance with the provisions of, and pursuant to, this Restricted Issuance Agreement; and

WHEREAS, the Company and the Depositary desire to enter into this Restricted Issuance Agreement in order to permit the issuance of such Restricted ADSs under the Restricted Program and the delivery thereof to or upon the order of the Depositor (each such issuance of Restricted ADSs being a “Transaction”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:

Section 1.        Definitions. Unless otherwise defined in this Restricted Issuance Agreement, terms which are defined in the Unrestricted Deposit Agreement are used herein as therein defined. As used herein, the term “Affiliate” means an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company; the term “Restricted Securities” means “restricted securities” as such term is defined in Rule 144 under the Securities Act; and the term “Holder” means the person or persons in whose name a Restricted ADR is registered on the Restricted ADR Register (as defined in paragraph (3) of the form of Restricted ADR attached as Exhibit A hereto).

Section 2.        Incorporation by Reference. Except to the extent modified hereby, all terms and conditions set forth in Sections 1 through 18 of the Unrestricted Deposit Agreement are incorporated herein by reference and deemed to be a part hereof. For the avoidance of doubt, Exhibit A of the Unrestricted Deposit Agreement shall not be incorporated herein by reference nor deemed to be a part hereof. All references in such incorporated Sections of the Unrestricted Deposit Agreement to ADSs shall refer to Restricted ADSs, all references to ADRs shall refer to Restricted ADRs evidencing Restricted ADSs, and all references to the ADR Register shall refer to the Restricted ADR Register (as such term is defined in paragraph (3) of the form Restricted ADR attached hereto as Exhibit A). References in the Unrestricted Deposit Agreement to specified paragraphs of the form of ADR shall be deemed to be references to the corresponding paragraph in the form of Restricted ADR attached as Exhibit A hereto. References in the Unrestricted Deposit Agreement to the Direct Registration System and Direct Registration ADRs are not incorporated herein by reference. References herein to Restricted ADRs shall refer to any written confirmation of book-entry notation provided to the registered holder of such Restricted ADRs.

Section 3.        Issuance of Restricted ADSs. The Depositary shall issue Restricted ADSs hereunder upon (a) the deposit by the Company of Limited Transfer Securities with the Custodian in accordance with the provisions hereof; (b) receipt by the Depositary of (i) issuance instructions in compliance with the provisions of this Restricted Issuance Agreement, (ii) the Certificate and Agreement of the Company set forth in Exhibit B hereof (or such other form as the Depositary may reasonably request) with respect to such Restricted ADSs and the underlying Shares represented thereby (“Underlying Shares”), and (iii) such other certifications, agreements and documents as the Depositary may reasonably request, each in form and substance satisfactory to the Depositary; and (c) compliance with any other applicable provisions of this Restricted Issuance Agreement (including compliance with the provisions of the Unrestricted Deposit Agreement as incorporated by reference herein and revised hereby) and the form of Restricted ADR (attached as Exhibit A hereto).

Section 4.        Legends, etc. Until such time as the Depositary has received a legal opinion with respect to any Restricted ADSs as contemplated by Section 6 hereof, any account on the books of the Depositary reflecting such Restricted ADSs issued in connection with a Transaction, or on the transfer, split-up or combination of such Restricted ADSs, shall contain a restrictive legend/notation substantially to the following effect:

THE RESTRICTED ADSs EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)       AGREES FOR THE BENEFIT OF TALEND S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(a)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, OR

(d)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, OR

(e)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(c), (d) OR (e) ABOVE, THE COMPANY AND JPMORGAN CHASE BANK, N.A. (THE “DEPOSITARY”) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER DOCUMENTATION OR EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE RESTRICTED ADSs EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

In addition to the legends set forth above, Restricted ADSs may bear such additional legends (collectively with the legend set forth above, the “Legends”) as the Company and the Depositary may reasonably agree from time to time.

Section 5.        Transfers. As a condition to any offer, sale, pledge or other distribution, disposition or transfer of any Restricted ADSs, the transferor of such Restricted ADSs shall (a) only transfer such Restricted ADSs (i) to the Company or its subsidiaries, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) in compliance with Rule 144A under the Securities Act, (iv) to a non-U.S. person located outside of the United States in accordance with Regulation S under the Securities Act, or (v) pursuant to the exemption provided by Rule 144 under the Securities Act; and (b) provide at the Depositary’s request a legal opinion of U.S. counsel, in form and substance, and from counsel, reasonably satisfactory to the Depositary: (i) to the effect that (A) the Restricted ADSs and the Underlying Shares have been registered under the Securities Act or (B) the Restricted ADSs and Underlying Shares may be offered and sold, pledged, distributed, disposed of, or transferred, as applicable, without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof; and/(ii) with respect to such other matters as the Depositary may reasonably request; and (d) provide such other certifications, agreements and documents as the Depositary may reasonably request in form and substance satisfactory to the Depositary. In the case of a transfer under clause (a)(iii), any transferee of the Restricted ADSs will automatically become a party to and be bound by the provisions of this Restricted Issuance Agreement.

Section 6.        Cancellation of Restricted ADSs. In connection with any surrender of Restricted ADSs for the purpose of the withdrawal of Deposited Securities and the re-deposit of such Deposited Securities under the Unrestricted Deposit Agreement, in addition to complying with, and subject to, the provisions of this Restricted Issuance Agreement (including the terms of the Restricted ADR), the Holder surrendering such Restricted ADSs shall provide the Depositary with (i) a legal opinion of U.S. counsel to the Company (or at the option of the Company and the Depositary, counsel to the Holder), in form and substance, and from counsel, reasonably satisfactory to the Depositary (the “Opinion”) (A) stating, in substance, that (x) the resale of the Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof) and the Underlying Shares have been registered under the Securities Act, or all such Restricted ADSs and the Underlying Shares may be freely offered and sold in a single transaction without registration under the Securities Act pursuant to an applicable exemption from the registration requirements thereof, (y) any purchaser of the Restricted ADSs and/or the Underlying Shares would receive securities that are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and (z) in accordance with the Securities Act and Rule 144 thereunder, the Depositary may, upon the cancellation of the Restricted ADSs and the re-deposit of the Underlying Shares pursuant to the terms of the Unrestricted Deposit Agreement, issue new ADSs representing the Underlying Shares, subject to and in accordance with the provisions of the Unrestricted Deposit Agreement, without a restrictive legend thereon and without any stop-transfer instruction being applicable to such new ADSs on the Depositary’s records, and/or (B) with respect to such other matters as the Depositary may request; (ii) a certification and agreement in the form of Exhibit C hereto (or such other form as the Depositary may reasonably request), signed by or on behalf of such Holder; and/or (iii) such other certifications, agreements and documents as the Depositary may reasonably request in form and substance satisfactory to the Depositary. Thereupon, to the extent not prohibited by applicable law, including, without limitation, the U.S. securities laws, and subject to such Holder’s compliance with the applicable provisions, terms and conditions of this Restricted Issuance Agreement, the form of Restricted ADR, the Unrestricted Deposit Agreement and the form of ADR attached thereto, the Depositary shall (a) cancel such Holder’s Restricted ADSs and (b) deliver the Deposited Securities represented by the cancelled Restricted ADSs for deposit under the Unrestricted Deposit Agreement on the written direction of such Holder.

In addition, at any time after one year following the closing of the offering, issue and sale of all Convertible Notes, the Company will, subject to compliance with applicable securities laws, provide the Depositary with (a) a written notice in form and substance reasonably satisfactory to the Depositary (i) to the effect that all of the Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof), and the Underlying Shares, no longer constitute Restricted Securities and/or that the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply with respect to any of the Restricted ADSs, and that all such Restricted ADSs (as well as those Restricted ADSs issued on the transfer, split-up or combination thereof), and the Underlying Shares, may be freely transferred and may otherwise be offered and sold freely in the United States (such Restricted ADSs, the “Freely Tradable Restricted ADSs”), and/or (ii) with respect to such other matters as the Depositary may reasonably request; and (b) a legal opinion with respect to such Freely Tradable Restricted ADSs and the Underlying Shares of U.S. counsel reasonably acceptable to the Depositary substantially in the form of the Opinion. Thereafter, the Depositary shall to the extent not prohibited by applicable law, including, without limitation, the U.S. securities laws, (a) cancel the Freely Tradable Restricted ADSs covered by the above notice and legal opinion and (b) deliver the Deposited Securities represented by the cancelled Freely Tradable Restricted ADSs for deposit under the Unrestricted Deposit Agreement on the written direction of each Holder of Freely Tradable Restricted ADSs upon (i) receipt of a certification and agreement in the form of Exhibit C hereto and/or such other certifications, agreements and documents as the Depositary may reasonably request in form and substance satisfactory to the Depositary, and (ii) compliance by such Holder of Freely Tradable Restricted ADSs with the applicable provisions, terms and conditions of this Restricted Issuance Agreement, the form of Restricted ADR, the Unrestricted Deposit Agreement and the form of ADR attached thereto. Notwithstanding anything to the contrary herein or in the form of Restricted ADR attached hereto as Exhibit A, the Company shall pay the Depositary any and all agreed upon fees and charges of the Depositary arising from the cancellation of Restricted ADSs (including, without limitation, the Freely Tradable Restricted ADSs), withdrawal of the Deposited Securities represented thereby, redeposit of such Deposited Securities pursuant to the Unrestricted Deposit Agreement and issuance of the ADSs thereunder, as contemplated by this paragraph.

Notwithstanding the foregoing, if a Holder surrenders Restricted ADSs for cancellation and withdrawal of Deposited Securities and, in lieu of having such Underlying Shares deposited under the Unrestricted Deposit Agreement against the issuance of ADSs, wishes to receive the Deposited Securities represented by the Restricted ADSs, the Depositary shall cancel the surrendered Restricted ADSs and deliver Deposited Securities on the written direction of such Holder only upon (a) receipt of (i) a certification and agreement in the form of Exhibit D hereto (or such other form as the Depositary may reasonably request), signed by or on behalf of the person or entity that will be the beneficial owner of the Deposited Securities upon withdrawal; or (ii) at the Depositary’s election, an opinion of U.S. counsel reasonably acceptable to the Depositary substantially in the form of clauses (A)(x), (A)(y) and (B) of the Opinion described above and also stating, in substance, that the Deposited Securities may be delivered upon surrender of the Restricted ADSs without registration of the Deposited Securities under the Securities Act; and (b) compliance with the provisions of this Restricted Issuance Agreement and the form of Restricted ADR.

Section 7.        Form of Restricted ADSs. Any Restricted ADSs to be issued in accordance herewith shall be issued through the book entry registration system maintained by the Depositary. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system (except for the book-entry system maintained by the Depositary specifically for such Restricted ADSs pursuant to this Section 7), including, without limitation, the facilities of the Depository Trust Company, and shall not in any way be fungible with the ADSs issued under the terms of the Unrestricted Deposit Agreement or any other agreement. The terms “deliver,” “execute,” “issue,” “register,” “surrender,” “transfer” or “cancel,” when used with respect to book-entry Restricted ADRs, shall refer to an entry or entries or an electronic transfer or transfers on the books of the Depositary.

Section 8.        Terms and Conditions Applicable to Restricted ADSs. Except to the limited extent modified hereby, the provisions of this Restricted Issuance Agreement shall not in any way amend, modify, impact or impair any of the provisions of the Unrestricted Deposit Agreement. Restricted ADRs shall be in the form attached hereto as Exhibit A, the terms of which are incorporated herein by reference and deemed to be a part hereof.

Section 9.        Inconsistent Provisions. To the extent that any term or provision of this Restricted Issuance Agreement shall be inconsistent with a term or provision of the Unrestricted Deposit Agreement (as incorporated herein and revised hereby), the terms and conditions of this Restricted Issuance Agreement shall take precedence only to the extent of such inconsistency.

Section 10.        Additional Requirements. Notwithstanding anything herein or in the Unrestricted Deposit Agreement to the contrary, prior to taking any actions hereunder, the Depositary shall be entitled to require delivery of such other certifications, agreements and/or documents as the Depositary may reasonably request in form and substance reasonably satisfactory to the Depositary, and the Depositary may waive, and/or accept any modification or amendment to, any certifications, agreements and/or documents contemplated hereby, or any provisions contained herein, in the Depositary’s sole discretion, including, without limitation, to confirm that such action is permissible and legal, or to comply with any applicable law, industry standards and market practice or with the rules and regulations of any securities exchange, market or automated quotation system upon which the ADSs or Restricted ADSs may be listed or admitted to trading or to conform with any usage with respect thereto or any book-entry system by which ADRs or Restricted ADRs may be transferred, or to indicate any special limitations or restrictions to which any particular ADRs or Restricted ADRs are subject. For the avoidance of doubt, in no event shall the Depositary be required to take any action hereunder or otherwise to the extent prohibited by, or in contravention of, any applicable law, rule or regulation, including, without limitation, the U.S. securities laws, notwithstanding anything herein to the contrary.

In addition, notwithstanding anything to the contrary herein or in the Unrestricted Deposit Agreement, prior to taking any actions hereunder, including, without limitation, in connection with any transfer of Restricted ADRs, any cancellation of Restricted ADRs, any withdrawal of Deposited Securities and/or the re-deposit of any Deposited Securities under the Unrestricted Deposit Agreement upon the cancellation of Restricted ADRs hereunder, the Depositary may require (i) the production of proof or other evidence or information satisfactory to it as to the identity and genuineness of any signature and that the person or entity, including, without limitation, any Holder, requesting the Depositary to take any such action has the authority and is entitled to do so, and that such action is permissible and lawful and not in violation of any contractual or other restriction and (ii) sufficient indemnity or bond in the Depositary’s sole discretion.

Section 11.        Resolution of Disputes. Notwithstanding any provision herein to the contrary, in the event (i) of any disagreement or controversy arising hereunder or in connection with any transaction contemplated hereby or pursuant hereto, (ii) conflicting demands or notices are made upon the Depositary arising out of or relating to this Restricted Issuance Agreement or any transaction contemplated hereby or pursuant hereto, or (iii) the Depositary in good faith is in doubt as to what action it should take, the Depositary shall have the right, at its election, to withhold and stop all further proceedings in, and performance of, this Restricted Issuance Agreement and all instructions received hereunder or pursuant hereto and file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all parties involved to interplead and litigate in such court their claims and rights among themselves and with the Depositary. Should any suit or legal proceeding be instituted arising out of or related to this Restricted Issuance Agreement or any transaction contemplated hereby or pursuant hereto, whether such suit be initiated by the Depositary or others, the Depositary shall have the right, at its option, to stop all further proceedings under and performance of this Restricted Issuance Agreement and of all instructions received hereunder or pursuant hereto until all differences shall have been rectified and all doubts resolved by agreement or until the rights of all parties shall have been fully adjudicated.

Section 12.        Fees and Expenses; Compensation. Subject in all regards to the Company’s payment obligations set forth in Sections 3 and 6 of this Restricted Issuance Agreement, the Company or Holders of Restricted ADRs, as applicable, shall be subject to the fees and expenses set forth in paragraph (7) of the form of Restricted ADR set forth in Exhibit A, the terms of which are incorporated herein by reference and deemed to be a part hereof. In connection with the establishment and maintenance of the Restricted Program covered by this Restricted Issuance Agreement, on invoicing the Company agrees to pay the Depositary a one-time fee of US$50,000 and reimburse the Depositary for any and all out of pocket expenses (including, without limitation, legal fees and expenses) incurred in connection with this Restricted Issuance Agreement and the Restricted Program and the transactions contemplated hereby and thereby, including, without limitation, the offering of the Convertible Notes. To the extent the Restricted Issuance Agreement and the Restricted Program continue beyond fourteen months from the date hereof, the Company agrees to negotiate in good faith to reach agreement with the Depositary no later than thirty (30) days prior to such fourteenth month with respect to providing such services hereunder and with respect to the Restricted Program beyond such date and associated fees, costs and expenses.

Section 13.         Representations of the Company. The Company represents and warrants that (a) the Shares deposited on behalf of the respective Depositors pursuant to the Restricted Program have been duly authorized and upon issuance will be validly issued and outstanding, fully paid, and non-assessable, (b) the Convertible Notes were initially issued by the Company on September 13, 2019, and the purchase price for the Convertible Notes was fully paid on such date of initial issuance; (c) all pre-emptive and comparable rights, if any, with respect to the Shares presented for deposit have been validly waived or exercised, (d) the Company is duly authorized to make such deposit on behalf of the respective Depositors, (e) the Shares presented for deposit will be free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim created by the Company, (f) the Shares will be acquired in a transaction complying with, and exempt from, the registration requirements of the Securities Act, (g) all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Restricted ADSs will have been fulfilled; (h) the Shares presented for deposit will not have been stripped of any rights or entitlements; (i) such Shares will not be subject to any unfulfilled requirements of applicable law or regulation; and (j) the deposit of Shares for the issuance and/or sale of Restricted ADSs will not be subject to any limitation or restriction thereon imposed by the Company.

Section 14.        Representations, Warranties and Agreements of the Depositors. By depositing Shares and holding a Restricted ADS or an interest therein, each Depositor represents, warrants and certifies to the Depositary that (a) the Shares being deposited were legally obtained by such Depositor, (b) such Depositor is duly authorized to deposit the Shares and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Restricted ADSs, (c) such Depositor is, or at the time Shares are deposited hereunder and at the time Restricted ADSs representing such Shares are issued will be, the beneficial owner of such deposited Shares and of the Restricted ADSs representing such Shares, (d) the Shares being deposited are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (e) such Depositor is not an Affiliate of the Company.

By depositing Shares and holding a Restricted ADS or an interest therein, each Depositor acknowledges to and agrees with the Depositary and the Company that (a) such Depositor will become a party to and be bound by the provisions of this Restricted Issuance Agreement, (b) the Restricted ADSs and the Underlying Shares have not been and will not be registered under the Securities Act or with any securities regulatory authority in any state or other jurisdiction of the United States, (c) the Restricted ADSs and Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and are subject to restrictions on transfer under the Securities Act and this Restricted Issuance Agreement, and (d) the Restricted ADSs and Underlying Shares may not be sold, offered for sale, pledged or otherwise distributed, transferred or disposed of except in accordance with, and subject to, the limitations set forth in this Restricted Issuance Agreement, including the Legends to which such Restricted ADSs and Underlying Shares are subject.

IN WITNESS WHEREOF, TALEND S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Restricted Issuance Agreement as of the day and year first above set forth and all holders of Restricted ADRs shall become parties hereto upon acceptance by them of Restricted ADRs issued in accordance with the terms hereof.

TALEND S.A.

By: /s/ Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer

JPMORGAN CHASE BANK, N.A.

By: /s/ Timothy E. Green
Name: Timothy E. Green
Title: Vice President

Exhibit A

Form of Restricted ADR

THE RESTRICTED ADSs EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT OF 1933”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)       REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OF 1933) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)       AGREES FOR THE BENEFIT OF TALEND S.A. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(a)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(b)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(c)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, OR

(d)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933, OR

(e)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(c), (d) OR (e) ABOVE, THE COMPANY AND JPMORGAN CHASE BANK, N.A. (THE “DEPOSITARY”) RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER DOCUMENTATION OR EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933) OF THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THE RESTRICTED ADSs EVIDENCED HEREBY AND THE ORDINARY SHARES REPRESENTED THEREBY, OR A BENEFICIAL INTEREST HEREIN OR THEREIN.

No. of Restricted ADSs:
Number

Each Restricted ADS
represents
One Share

RESTRICTED AMERICAN DEPOSITARY RECEIPT

evidencing

RESTRICTED AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

TALEND S.A.

(A Société Anonyme organized under the laws of France)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the “Depositary”), hereby certifies that is the registered owner (a “Holder”) of restricted American depositary shares (“Restricted ADSs”), each (subject to paragraph (13) (Changes Affecting Deposited Securities)) representing one ordinary share (including the rights to receive Shares described in paragraph (1) (Issuance of Restricted ADSs)), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of Talend S.A., a Société Anonyme organized under the laws of France (the “Company”), deposited under the Restricted Issuance Agreement dated as of September 13, 2019 (as amended from time to time, the “Restricted Issuance Agreement”) among the Company, the Depositary and all Holders from time to time of restricted American depositary receipts issued thereunder (“Restricted ADRs”), each of whom by accepting a Restricted ADR becomes a party thereto. The Restricted Issuance Agreement and this Restricted ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. All capitalized terms used herein, and not defined herein, shall have the meanings ascribed to such terms in the Restricted Issuance Agreement. The Restricted Issuance Agreement incorporates by reference certain provisions of the Deposit Agreement, dated as of July 28, 2016 (the “Unrestricted Deposit Agreement”), among the Company, the Depositary, and all holders from time to time of unrestricted American depositary shares (“Unrestricted ADSs”) issued thereunder.

(1) Issuance of Restricted ADSs.

(a) Issuance. This Restricted ADR is one of the Restricted ADRs issued under the Restricted Issuance Agreement. Subject to the other provisions hereof, the Depositary may so issue Restricted ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (i) Shares in a form satisfactory to the Custodian; or (ii) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions.

(b) Lending. In its capacity as Depositary, the Depositary shall not lend Shares or Restricted ADSs.

(c) Representations and Warranties of Depositors. Every person depositing Shares under the Restricted Issuance Agreement represents, warrants and certifies to, and agrees with, the Depositary that:

(i)	such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person,

(ii)	all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised,

(iii)	the person making such deposit is duly authorized so to do,

(iv)	the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim,

(v)	the Shares being deposited were legally obtained by such Depositor,

(vi)	such Depositor is duly authorized to deposit the Shares and has fulfilled all requirements of applicable law or regulation with respect to the Shares or the deposit thereof against the issuance of Restricted ADSs,

(vii)	such Depositor is, or at the time Shares are deposited hereunder and at the time Restricted ADSs representing such Shares are issued will be, the beneficial owner of such deposited Shares and of the Restricted ADSs representing such Shares,

(viii)	such Depositor is not an Affiliate of the Company;

(ix)	by depositing Shares and holding a Restricted ADS or an interest therein, such Depositor will become a party to and be bound by the provisions of the Restricted Issuance Agreement,

(x)	the Restricted ADSs and the Underlying Shares have not been and will not be registered under the Securities Act or with any securities regulatory authority in any state or other jurisdiction of the United States,

(xi)	the Restricted ADSs and Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and are subject to restrictions on transfer under the Securities Act and this Restricted Issuance Agreement, and

(xii)	the Restricted ADSs and Underlying Shares may not be sold, offered for sale, pledged or otherwise distributed, transferred or disposed of except in accordance with, and subject to, the limitations set forth in the Restricted Issuance Agreement, including the Legends to which such Restricted ADSs and Underlying Shares are subject.

Such representations, warranties, certifications and agreements shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Restricted ADSs in respect thereof and the transfer of such Restricted ADSs and the Shares.

(d) The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of the Restricted ADSs accompanied by proper instructions and documentation, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian’s office of the Deposited Securities at the time represented by the Restricted ADSs evidenced by this Restricted ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Shares delivered on cancellation of Restricted ADSs may not be deposited under the Unrestricted Deposit Agreement unless the requirements under the provisions of the Restricted Issuance Agreement have been met. In connection with any and all movements from the Restricted Issuance Agreement to the Unrestricted Deposit Agreement, including upon the cancellation of Restricted ADSs and the withdrawal of the Deposited Securities represented thereby pursuant to the Restricted Issuance Agreement and the redeposit of such Deposited Securities pursuant to the Unrestricted Deposit Agreement, issuance fees shall be charged in accordance with the Unrestricted Deposit Agreement in addition to the cancellation and withdrawal fees charged and payable hereunder.

(3) Transfers of Restricted ADRs. The Depositary or its agent will keep, at a designated transfer office (the “Transfer Office”), (i) a register (the “Restricted ADR Register”) for the registration, registration of transfer, combination and split-up of Restricted ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Restricted Issuance Agreement and (ii) facilities for the delivery and receipt of Restricted ADRs. Subject to the provisions of the Restricted Issuance Agreement and the terms hereof (including, without limitation, the restrictions on transfer included hereon), title to this Restricted ADR (and to the Deposited Securities represented by the Restricted ADSs evidenced hereby), when properly endorsed (in the case of Restricted ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Restricted ADR is registered on the Restricted ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Restricted Issuance Agreement or any Restricted ADR to any holder of a Restricted ADR, unless such holder is the Holder thereof. Subject to the provisions of the Restricted Issuance Agreement and the terms hereof (including, without limitation, the restrictions on transfer included hereon and paragraphs (4) and (5) hereof), this Restricted ADR is transferable on the Restricted ADR Register and may be split into other Restricted ADRs or combined with other Restricted ADRs into one Restricted ADR, evidencing the aggregate number of Restricted ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this Restricted ADR and delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Restricted ADR Register at any time or from time to time when deemed expedient by it.

(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any Restricted ADR, the delivery of any distribution in respect thereof, or the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require:

(a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this Restricted ADR;

(b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Restricted Issuance Agreement and this Restricted ADR, as it may deem necessary or proper; and

(c) compliance with such regulations as the Depositary may establish consistent with the Restricted Issuance Agreement.

The issuance of Restricted ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of Restricted ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Restricted ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

(5) Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this Restricted ADR, any Deposited Securities represented by the Restricted ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held a Restricted ADR the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of Restricted ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its transfer records maintained by it in its capacity as Depositary under the Restricted Issuance Agreement as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of a Restricted ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Restricted ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their Restricted ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7) Charges of Depositary.The Depositary may charge, and collect from, (i) each person to whom Restricted ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Restricted ADSs or the Deposited Securities, and (ii) each person surrendering Restricted ADSs for withdrawal of Deposited Securities or whose Restricted ADSs are cancelled or reduced for any other reason U.S.$5.00 or less for each 100 Restricted ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.

The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering Restricted ADSs and/or to whom Restricted ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Restricted ADSs or the Deposited Securities or a distribution of Restricted ADSs pursuant to paragraph (10), whichever is applicable: (i) a fee of U.S.$0.05 or less per Restricted ADS upon which any Cash distribution is made pursuant to the Restricted Issuance Agreement, (ii) a fee of U.S.$1.50 per Restricted ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of Restricted ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.02 per Restricted ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the Restricted ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).

The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except: (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares; (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Restricted ADRs or Deposited Securities (which are payable by such persons or Holders; (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Restricted Issuance Agreement); and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Restricted Issuance Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8) Available Information. The Restricted Issuance Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”). Such reports and other information may be inspected and copied through the Commission’s website at http://www.sec.gov or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This Restricted ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By
Authorized Officer

The Depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

[FORM OF REVERSE OF RESTRICTED ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary, within a reasonable time, will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the Restricted ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by Restricted ADSs evidenced by such Holder’s Restricted ADRs:

(a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

(b) Shares. (i) Additional Restricted ADRs evidencing whole Restricted ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional Restricted ADSs if additional Restricted ADRs were issued therefor, as in the case of Cash.

(c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Restricted ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

(d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash.

The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) hereof. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the Restricted ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the Restricted ADS record date in accordance with paragraph (11) above in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company’s expense and provided no legal prohibitions exist, distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of French law and of the Company’s By-Laws, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the Restricted ADSs evidenced by such Holder’s Restricted ADRs and (c) the manner in which such instructions may be given, or deemed given in accordance with the next paragraph, including instructions to give a discretionary proxy to the chairman of the Company’s board of directors to vote in favor of all resolutions endorsed by the Company’s board of directors and against any resolutions not so endorsed. Upon actual receipt by the ADR department of the Depositary of instructions of a Holder on such record date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the Restricted ADSs evidenced by such Holder’s Restricted ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

To the extent the Depositary has been provided with at least 40 days’ notice of the proposed meeting, if the Depositary receives from any Holder voting instructions which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holders’ Restricted ADSs, as well as if instructions are not timely received by the Depositary from any Holder, subject to applicable provisions of French Law and of the Company’s By-Laws, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy to the chairman of the Company’s board of directors to vote or cause to be voted the Deposited Securities represented by the Restricted ADSs evidenced by such Holder’s Restricted ADRs as to which such instructions are so deemed given in favor of all resolutions endorsed by the Company’s board of directors and against any resolutions not so endorsed, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such information promptly in writing) that (i) it does not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of Shares and (b) unless, with respect to such meeting, the Depositary has been provided with an opinion of French counsel to the Company, in form and substance satisfactory to the Depositary, with respect to the deemed discretion provided for herein and other voting related matters.

Notwithstanding anything in the Restricted Issuance Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Company’s By-Laws.

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Restricted Issuance Agreement or any Restricted ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the Restricted ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of or solicitation of consents or proxies from holders of Deposited Securities, distribute to the Holders a notice that provides Holders with or otherwise publicizes to Holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Voting instructions will not be deemed received until such time as the Restricted ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

(13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this Restricted ADR or distribute additional or amended Restricted ADRs (with or without calling this Restricted ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this Restricted ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each Restricted ADS evidenced by this Restricted ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company’s expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

(14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, France or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company’s charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Restricted Issuance Agreement or this Restricted ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Restricted Issuance Agreement or this Restricted ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this Restricted ADR and the Restricted Issuance Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Restricted ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  Notwithstanding anything to the contrary contained in the Restricted Issuance Agreement (including the Restricted ADRs), subject to the penultimate sentence of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any Restricted ADSs about the requirements of French law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Restricted ADRs. Notwithstanding anything to the contrary set forth in the Restricted Issuance Agreement or a Restricted ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Restricted Issuance Agreement, any Holder or Holders, any Restricted ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder’s or beneficial owner’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Restricted ADRs or Restricted ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Restricted Issuance Agreement or for the failure or timeliness of any notice from the Company.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. By holding a Restricted ADS or an interest therein, Holders and owners of Restricted ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Restricted Issuance Agreement, the Restricted ADSs or the transactions contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding a Restricted ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or beneficial owners of interests in Restricted ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.  With respect to Holders and owners of Restricted ADRs, any summary of French laws and regulations and of the terms of the Company’s By-Laws set forth in the Restricted Issuance Agreement is provided by the Company solely for the convenience and while the Company believes that such summaries are accurate as of the date of the Restricted Issuance Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or owner of Restricted ADRs, and (ii) these laws and regulations and the Company’s By-Laws may change after the date of the Restricted Issuance Agreement.  Neither the Depositary nor the Company has any obligation under the terms of the Restricted Issuance Agreement or the Restricted ADRs to update any such summaries.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Issuance Agreement. The Depositary may at any time be removed by the Company by no less than 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Restricted Issuance Agreement. The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(16) Amendment. The Restricted ADRs and the Restricted Issuance Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of a Restricted ADR at the time any amendment to the Restricted Issuance Agreement so becomes effective shall be deemed, by continuing to hold such Restricted ADR, to consent and agree to such amendment and to be bound by the Restricted Issuance Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Restricted ADR to surrender such Restricted ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Restricted ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Restricted Issuance Agreement or the form of Restricted ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Restricted Issuance Agreement and the Restricted ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Restricted Issuance Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Restricted Issuance Agreement or form of Restricted ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).

(17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Restricted Issuance Agreement and this Restricted ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, (a) if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 120th day after the Company’s notice of removal was first provided to the Depositary and (b) if the Depositary receives a written notice that Deposited Securities have been purchased for cash, or that a court has approved a scheme of arrangement or comparable type of transaction pursuant to which such Deposited Securities will be purchased for cash, in either case in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities the Depositary may immediately terminate the Restricted Issuance Agreement effective as of the date notice is first provided to Holders or such later date established by the Depositary and stated in such notice in order to coincide or be close with the date on which the Deposited Securities have been exchanged for cash (a termination under this (b) being a “Termination Event”).  Except in the case of a Termination Event, if at the date so fixed for termination the Depositary believes the Shares are not publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, the Depositary shall (a) charge its cancellation fee on all existing Restricted ADSs, (b) instruct the Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the Restricted ADR Register and (c) provide the Company with a copy of the Restricted ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Restricted Issuance Agreement). Upon receipt of such Deposited Securities and the Restricted ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the Restricted ADSs reflected on the Restricted ADR Register in such Holder’s name and to deliver such Share certificate to the Holder at the address set forth on the Restricted ADR Register.  Except in the case of a Termination Event, if at the date so fixed for termination, the Depositary believes the Shares are publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (x) the Depositary and its agents will perform no further acts under the Restricted Issuance Agreement and this Restricted ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn and (y) as soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall endeavor to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Restricted Issuance Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Restricted ADRs not theretofore surrendered.  After providing the instruction to the Custodian under the third preceding sentence and delivering a copy of the Restricted ADR Register to the Company, the Depositary and its agents will perform no further acts under the Restricted Issuance Agreement and this Restricted ADR and shall cease to have any obligations under the Restricted Issuance Agreement and/or the Restricted ADRs. After making any such sale under clause (y) of the second preceding sentence or receipt of the cash on a Termination Event, the Depositary shall be discharged from all obligations in respect of the Restricted Issuance Agreement and this Restricted ADR, except to account for such net proceeds and other cash.  After the Company receives the copy of the Restricted ADR Register and the Deposited Securities and has complied with the provisions of the fourth preceding sentence above or, in the case of a Termination Event or circumstances under the third preceding sentence, the Company shall be discharged from all obligations under the Restricted Issuance Agreement except (i) to distribute the Shares to the Holders entitled thereto, if applicable, and (ii) for its obligations to the Depositary and its agents.

(18) Appointment. Each Holder and each person holding an interest in Restricted ADSs, upon acceptance of any Restricted ADSs or Restricted ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Restricted Issuance Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Restricted Issuance Agreement and the applicable Restricted ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Restricted Issuance Agreement and the applicable Restricted ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Restricted Issuance Agreement and the applicable Restricted ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

(19) Waiver. EACH PARTY TO THE RESTRICTED ISSUANCE AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER OF, AND/OR HOLDER OF INTERESTS IN, RESTRICTED ADSs OR RESTRICTED ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE RESTRICTED ADSs OR THE RESTRICTED ADRs, THE RESTRICTED ISSUANCE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(20) Elective Distributions in Cash or Shares.  Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders.  The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 14 of the Unrestricted Deposit Agreement (as such Section is incorporated by reference into the Restricted Issuance Agreement) including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional Restricted ADSs representing such additional Shares.  If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional Restricted ADSs.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than Restricted ADSs).  There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Exhibit B

Certification and Agreement of the Company

Upon the Deposit of Shares

[DATE]

JPMorgan Chase Bank, N.A., as Depositary

ADR Department

383 Madison Avenue, Floor 11

New York, New York 10179

Re:     Talend S.A.

Dear Sirs:

Reference is hereby made to the Restricted Issuance Agreement, dated as of September 13, 2019 (the “Restricted Issuance Agreement”), among Talend S.A. (the “Company”), JPMorgan Chase Bank, N.A., as Depositary, and all Holders from time to time of restricted American depositary shares (“Restricted ADSs”) represented by restricted American depositary receipts, in book entry form (“Restricted ADRs”), issued thereunder.

Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Restricted Issuance Agreement. References to the Restricted Issuance Agreement include the certification and other procedures established from time to time by the Depositary pursuant to such agreement.

This certification and agreement is furnished in connection with the conversion by                            (the “Depositor”) of Convertible Notes into Restricted ADSs and, in connection therewith, the delivery by the Company, on behalf of the Depositor, of                            Shares to the Depositary which                            Shares shall be deemed to have been deposited by the Depositor against the issuance of Restricted ADSs to the Depositor under the Restricted Issuance Agreement.

The Company represents, warrants, certifies and agrees that (i) the Depositor was the beneficial owner of the Convertible Notes, the conversion of which resulted in the issuance of the Shares being deposited under the Restricted Issuance Agreement; (ii) the Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim created by the Company, (iii) the Shares were legally acquired by the Depositor from the Company upon conversion of the Convertible Notes in a transaction complying with, and exempt from, the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder; (iv) the Depositor is not an affiliate of the Company; (v) the Company is providing this Certification and Agreement to provide comfort to the Depositary that the deposit of the Shares, the issuance of the Restricted ADSs and any sale of the Restricted ADSs and the Shares represented thereby may occur without the need for registration under the Securities Act; and (vi) each of the statements made herein are true and complete.

B-20

We acknowledge that our representations, warranties, certifications and agreements contained herein shall survive the deposit of Shares, the issuance of the Restricted ADSs in connection therewith, any sale or transfer of the Restricted ADSs or the Underlying Shares, the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares, the re-deposit of any such Underlying Shares in the Unrestricted Deposit Agreement, the issuance of any ADRs under the Unrestricted Deposit Agreement in connection therewith and/or any sale, resale or other transfer of any such ADRs or Underlying Shares thereafter. This Certificate and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

TALEND S.A.

By:
Name:
Title:

B-21

Exhibit C

Certification and Agreement of Persons Surrendering

Restricted ADSs for Cancellation

and

Depositing Deposited Securities under the

Unrestricted American Deposit Agreement

[DATE]

JPMorgan Chase Bank, N.A., as Depositary

ADR Department

383 Madison Avenue, Floor 11

New York, NY, 10179

Re:     Talend S.A.

Dear Sirs:

Reference is hereby made to the Restricted Issuance Agreement, dated as of September 13, 2019 (the “Restricted Issuance Agreement”), among Talend S.A. (the “Company”), JPMorgan Chase Bank, N.A., as Depositary, and all Holders from time to time of restricted American depositary shares (“Restricted ADSs”) represented by restricted American depositary receipts, in book entry form (“Restricted ADRs”), issued thereunder.

Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Restricted Issuance Agreement. References to the Restricted Issuance Agreement include the certification and other procedures established from time to time by the Depositary pursuant to such agreement.

This certification and agreement is furnished in connection with the surrender by the undersigned of                           Restricted ADSs for the purpose of withdrawal of the Shares represented thereby under the Restricted Issuance Agreement and the deposit of Shares and issuance of ADSs under the Unrestricted Deposit Agreement.

We represent, warrant, certify and agree that:

(i)       we are the beneficial owner of the Restricted ADSs being surrendered and, at the time the Shares represented by the Restricted ADSs are withdrawn will be the beneficial owner of such Shares;

(ii)       the Restricted ADSs and the Shares represented by the Restricted ADSs were acquired by us from the Company upon conversion of the Convertible Notes (or from a holder that we reasonably believed not be an “affiliate” of the Company within the meaning of Rule 144 and to have acquired the Restricted ADSs from the Company or from another such non-affiliate), in a transaction complying with, and exempt from, the registration requirements of the Securities Act.

(iii)       in connection with the deposit of the Shares and the issuance to us of the ADSs under the Unrestricted Deposit Agreement, we hereby confirm, represent, warrant, certify and agree that the representations, warranties agreements contained in paragraph (1) of the form of ADR of the Unrestricted Deposit Agreement are true and correct, and we will comply therewith, including, without limitation, that (a)(1) the Shares and the certificates therefor are legally obtained by such person, (2) we are duly authorized so to do, (3) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (4) such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933 (“Restricted Securities”) unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and all such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933, and (b) we and/or I am not an “affiliate” of the Company as such term is defined in Rule 144, or, if we and/or I am an “affiliate” of the Company as such term is defined in Rule 144, upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs; and

(iv)       each of the statements made herein are true and complete.

We agree to indemnify the Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all losses, liabilities and expenses (including reasonable fees and expenses of counsel) which may arise by reason hereof as well for any losses, liabilities claims, actions, costs, damages, penalties, fines, obligations, transfer or other taxes, duties, stamps and/or other governmental charges, and expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against any of them in connection with or arising out of or by reason of their reliance on our representations, warranties, certifications and agreements contained herein or in connection with the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares, the re-deposit of any such Underlying Shares in the Unrestricted Deposit Agreement, and/or the issuance of any ADRs under the Unrestricted Deposit Agreement in connection therewith, and to the extent any representation, warranty, certification or agreement contained herein is incorrect or has been breached, in connection with any sale, resale or other transfer of any such ADRs or Underlying Shares thereafter.

We acknowledge that our representations, warranties, certifications and agreements contained herein shall survive the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares, the re-deposit of any such Underlying Shares in the Unrestricted Deposit Agreement, the issuance of any ADRs under the Unrestricted Deposit Agreement in connection therewith and/or any sale, resale or other transfer of any such ADRs or Underlying Shares thereafter. This Certificate and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:

Exhibit D

Certification and Agreement of Persons Surrendering

Restricted ADSs for the Purpose of

Withdrawing Deposited Securities

[DATE]

JPMorgan Chase Bank, N.A., as Depositary

ADR Department

383 Madison Avenue, Floor 11

New York, NY, 10179

Re:     Talend S.A.

Dear Sirs:

Reference is hereby made to the Restricted Issuance Agreement, dated as of September 13, 2019 (the “Restricted Issuance Agreement”), among Talend S.A. (the “Company”), JPMorgan Chase Bank, N.A., as Depositary, and all Holders from time to time of restricted American depositary shares (“Restricted ADSs”) represented by restricted American depositary receipts, in book entry form (“Restricted ADRs”), issued thereunder.

Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Restricted Issuance Agreement. References to the Restricted Issuance Agreement include the certification and other procedures established from time to time by the Depositary pursuant to such agreement.

This certification and agreement is furnished in connection with the surrender by the undersigned of                        Restricted ADSs for the purpose of withdrawal of the Shares represented thereby under the Restricted Issuance Agreement.

In connection with our request to cancel said Restricted ADSs and deliver the Shares to our order, we hereby acknowledge, certify and agree that the Restricted ADSs and the underlying Shares represented thereby (the “Underlying Shares”) have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or with any securities regulatory authority in any state or other jurisdiction of the United States. The Restricted ADSs and Underlying Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and are subject to restrictions on transfer under the Securities Act. The Restricted ADSs and Underlying Shares may not be sold or offered for sale or otherwise distributed, transferred or disposed of except (i) in conjunction with an effective registration statement for the Restricted ADSs and Underlying Shares under the Securities Act or (ii) pursuant to an opinion of counsel satisfactory to the Company and Depositary, that such registration is not required as to said sale, offer, distribution, transfer or disposal.

D-1

Additionally, we represent, warrant, certify and agree that:

(i)       we are the beneficial owner of the Restricted ADSs being surrendered and, at the time the Shares represented by the Restricted ADSs are withdrawn will be the beneficial owner of such Shares;

(ii)       the Shares were acquired by us from the Company upon conversion of the Convertible Notes;

(iii)       we acquired the Convertible Notes either (x) upon the initial issuance thereof by the Company on September 13, 2019, on which date the purchase price for the Convertible Notes was fully paid, or (y) pursuant to the purchase of the Convertible Notes on [date], from a prior holder thereof in a transaction exempt from the registration requirements of the Securities Act;

(iv)       we will not offer, sell, pledge or otherwise transfer the Restricted ADSs or Underlying Shares except (a) pursuant to an exemption from registration under the Securities Act, or (b) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities Laws of any state of the United States;

(iii)       if we are an affiliate of the Company, we understand that the sale of the Underlying Shares is subject to limitations under the Securities Act, and will comply with all such provisions thereof; and

(iv)       neither we nor any of our affiliates will deposit said Shares under the Unrestricted Deposit Agreement except to the extent the representations, warranties, certifications and agreements deemed to be made thereunder can be, and are, made to the Depositary and the other provisions of the Unrestricted Deposit Agreement have been fully complied with.

We agree to indemnify the Depositary, the Company and each of their respective officers, directors, agents, employees, and affiliates for any and all losses, liabilities and expenses (including reasonable fees and expenses of counsel) which may arise by reason hereof as well for any losses, liabilities claims, actions, costs, damages, penalties, fines, obligations, transfer or other taxes, duties, stamps and/or other governmental charges, and expenses of any kind whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) that may be imposed on, incurred by or asserted against any of them in connection with or arising out of or by reason of their reliance on our representations, warranties, certifications and agreements contained herein or in connection with the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares and/or any sale, resale or other transfer of any Underlying Shares thereafter.

D-2

We acknowledge that our representations, warranties, certifications and agreements contained herein shall survive the surrender and cancellation of any such Restricted ADSs, the withdrawal of the Underlying Shares and/or any sale, resale or other transfer of any Underlying Shares thereafter. This Certificate and Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:

D-3